EXHIBIT (10.11)

	FIRST INTERSTATE
	1996 MANAGEMENT INCENTIVE PLAN

	Effective January 1, 1996


1 .     Objectives.  The 1996 Management Incentive Plan is
designed to focus
the efforts of certain key employees of First Interstate on the continued improvement in the performance of First Interstate and to aid in attracting, motivating and retaining superior executives by providing an incentive and reward for those key employees who contribute most to the operating progress and performance of First
Interstate.

2 .     Definitions.  The following definitions shall be
applicable to the terms
used in the Plan:

		(a)     "Administrator" means the Chief Executive
Officer of
Bancorp.

		(b)     "Award" means a cash distribution to be
made to a
Participant for a Performance Year as determined in accordance with the provisions of the Plan.

		(c)     "Award Fund" means the total of the Target
Awards for each
Participant as determined and approved in accordance with
Section 5 hereof.

		(d) "Bancorp" means First Interstate Bancorp, a Delaware corporation.

		(e) "Change in Control" shall have the meaning set forth in Section
17.

		(f)     "Committee" means the Compensation
Committee of the Board
of Directors of Bancorp.

		(g) "First Interstate" means the consolidated group of companies comprising First Interstate Bancorp.

		(h) "Fiscal Year" means the customary fiscal year of Bancorp.

		(i) "Offset Value" shall have the meaning set forth in Section 18(b) and (c).

		(j) "Participant" means a person who, pursuant to Section 4 hereof, is designated as a Participant in the Plan for a Fiscal
Year.

		(k)     "Performance Year" means the Fiscal Year.

		(l)     "Plan" means this First Interstate 1996
Management Incentive
Plan, as set forth herein.

		(m)     "Policies" shall have the meaning set
forth in Section 18(a).

		(n)     "PSP" shall have the meaning set forth in
Section 7(c).

		(o)     "Split-Dollar Life Insurance Agreement"
shall have the meaning
set forth in Section 18(a).

		(p)     "Subsidiary" means a bank, corporation,
association or similar
organization of which the majority of the outstanding shares of voting stock is owned directly or indirectly by Bancorp, directly or indirectly.

		(q)     "Target Award" is determined for each
Participant by multiplying
the Participant's base pay rate in effect at the end of the Performance Year by the Target
Award Percentage applicable to the Participant set forth under Item I of the Target Award
Guidelines attached as Table A.

	3.      Adoption and Administration of the Plan.  The
Plan shall become
effective as of January 1, 1996 upon adoption by the Committee. Subject to the provisions of this Plan and in the absence of specific action by the Committee, this Plan shall be administered by the Administrator. The Plan shall not be modified except with the consent of the Committee. All decisions of the Administrator or the Committee shall be final and binding.

	4.      Participation and Target Awards.

		(a)     Determination of Participants and Target
Awards. Prior to the beginning of each Performance Year, or as soon as practicable thereafter, the Administrator shall prepare a list of proposed Participants in the Plan for such Performance Year and shall, for each such Participant, establish a preliminary Target
Award Percentage. Each Subsidiary shall be given an opportunity to make suggestions with respect to both proposed Participants and their preliminary Target Award
Percentages. Any such suggestions shall, however, not be binding on the Administrator.
 Additional Participants may be included during the Performance Year and, as provided in the Plan, participation for an individual may be terminated. Except as provided in
Section 8(b), 10 and 17, to be considered eligible for an Award, a Participant must participate in the Plan for at least six months during the Performance Year.

		(b) Notification. Each Participant shall be notified of his or her participation in the Plan for such Performance Year or shall be notified of his or her termination, as applicable, by a letter from the Administrator or his or her designee. A summary of this Plan shall be provided to each Participant.
A Participant shall have no
right to or interest in an Award unless and until the Participant's Award has been determined and allocated to the Participant.

	5.      Determination of Award Fund.

		(a) Performance Review. As soon as practicable after the close of each
Performance Year, a determination of the Corporation's performance and the performance of each Region participating in this Plan shall be made by the
Administrator. The Administrator's determination shall be subject to approval by the
Committee.

		(b) Award Fund. The Committee shall determine the total amount of the Award Fund authorized for First Interstate for the Performance Year. The Award
Fund shall contain a separate pool of funds for Bancorp and each participating
Subsidiary. The Award Fund amount for Bancorp and each participating Subsidiary may be determined in any manner the Committee deems appropriate from time to time.
Without limiting the Committee's discretion to choose other methods to calculate the size of the Award Fund, it is anticipated that the Award
Fund amount for the Partici-
pants employed by Bancorp or a participating Subsidiary will equal the sum of the
Target Awards for each Participant of Bancorp or the participating Subsidiary, as applicable, multiplied by the following percentage calculated for such a Participant:

				(AxC) + (BxD),

where A is the percentage, if any, of the Participant's
Award to be based on First
Interstate's performance, B is the percentage, if any, of the Participant's Award to be based on a Region's performance, as such percentages are set forth under Item II of the Target Award Guidelines attached as Table A, C is a percentage representing the performance of First Interstate determined by the Administrator, and D is a percentage representing the performance of the Region determined by the Administrator.

	6. Allocation of Award Fund to Participants. The Award Fund shall be available for allocation to Participants on a totally discretionary basis in a manner designed to give the Administrator the flexibility to take into account the individual performance of each Participant. Based on its evaluation of a Participant's performance, the Administrator may determine an Award equal to any percentage of the Participant's
Target Award up to the maximum percentage set forth under
Item III of the Target
Award Guidelines attached as Table A. The total Awards determined by the
Administrator for Bancorp or a participating Subsidiary for a Performance Year shall not exceed the amount of the Award Fund for the particular employer for such
Performance Year. In the event the amount of the Award Fund exceeds the total
Awards for a Performance Year, such excess shall not be carried forward for purposes of
Awards in future Performance Years. Award payments will be charged against Bancorp or the Subsidiary for which the Participant is an employee, as appropriate.

	7.      Time of Payment of Awards, Deferrals, Hardships.

		(a) Payment Date. Except as provided in (b) below, as soon as practicable after the allocation of Awards in respect of Participants, any Award, less any legally required withholding, shall be paid to the Participant or, in the event of a Participant's death, in accordance with Section 8 hereof.

		(b) Deferrals. In the year prior to the year in which the Award is earned, a Participant may elect, on a form specified by Bancorp, to defer the receipt of any Award to which he or she may be entitled for such Performance Year until the earlier of (1) termination of employment (the first to occur of retirement, death, disability, or termination of employment) or (2) January 1 of a specified calendar year.
In such event:

			(i)     The amount the Participant elects,
net of any legally
required withholding, shall become the deferred Award;

			(ii)    Interest on such deferred Award will
be the Moody's
Investment Grade Corporate Bond Yield as shown in Moody's
Yield Average for the last
full month of each previous calendar year and will be credited quarterly; and

		    (iii) Such deferred Award, plus accumulated interest, shall be paid upon the earlier of (1) or (2) above, in the form of a lump sum, equal annual installments over not more than 10 years, or such other method as may be selected by the Participant and agreed to by the Administrator.

		(c) Deferrals into Performance Units. As an alternative to a deferral payable in cash, as described in subsection (b), the deferred Award may, if the
Participant elects and the Committee permits, be invested in Performance Units under
Section 7.3 of the First Interstate Bancorp 1991 Performance Stock Plan (the "PSP").
The amount deferred shall be deemed to be converted into Performance Units under
Section 7.3 of the PSP as of the date the Award would have been payable if no deferral had occurred, based on the fair market value, determined in accordance with the terms of the PSP, of the common stock of Bancorp on that date.
The timing and manner of
payment of deferrals shall be governed by a Performance Unit Agreement entered into by the Participant under the PSP.

		(d) Hardship Withdrawal. A Participant may request in writing, citing the reasons for the request, that the Committee permit the early payment of all or part of a deferred Award. Within 90 days after receipt, the Committee shall rule on the request.
 The Committee shall grant the request only if, in its sole discretion, the Committee makes a specific finding of financial hardship that is an unanticipated emergency caused by an event beyond the control of the Participant. The amount payable hereunder shall not exceed the amount necessary to avoid such hardship.

		(e) Acceleration of Deferrals. Anything in this Plan to the contrary notwithstanding, the Committee may accelerate the payment of all deferred Awards with respect to Bancorp or any Subsidiary at any time in its sole discretion. In addition, the
Committee reserves the right to pay any deferred Awards in the form of a lump sum if the amount is less than $10,000.00.

	8.      Death of a Participant.

		(a) Beneficiary Designation. A Participant may file a designation of a beneficiary or beneficiaries on a form to be provided which designation may be changed or revoked by the Participant's sole action, provided that such change or revocation is filed in written form.

		(b) Death during Performance Year. In case of the death of a
Participant during a Performance Year, Bancorp or the Subsidiary, as appropriate, may pay a pro rata portion of the Award to which the Participant would have been entitled for such Performance Year. Such pro rata portion shall be equal to (1) the ratio which the Participant's completed calendar months of participation during the Performance
Year bears to 12 multiplied by (2) the amount the Committee determines the Participant would have been entitled to had he or she lived.

		(c) Death after Performance Year. In case of the death of a Participant after the end of a Performance Year, but before the delivery of an Award to which he or she may be entitled, such Award shall be delivered to the Participant's designated beneficiary.

		(d) Failure to Designate Beneficiary.  If a
Participant dies having
failed to designate any beneficiary, or if no beneficiary survives the Participant or survives to the date of any payment in question, the amount otherwise payable to such beneficiary shall be paid to the Participant's surviving spouse, if any, and otherwise to the Participant's heirs at law, as determined under the law governing succession to personal property for the state in which the Participant resided on the day the Participant died.

	9. Transfer of a Participant. In the event a Participant for any
Performance Year is transferred during such Performance Year from Bancorp or a
Subsidiary to another Subsidiary or Bancorp, such Participant's Award, consistent with
Subsection 4(a), shall normally be calculated as the sum of the following:

		(a) the Award the Participant would have received under the Plan, had he or she not been transferred, multiplied by the ratio which his or her completed months of participation during such Performance Year prior to the transfer bears to 12, plus

		(b) the Award, if any, the Participant is entitled to receive under the
Plan based on service after the transfer determined on a Performance Year basis and then multiplied by the ratio which his or her completed months of participation during such Performance Year subsequent to such transfer bears to 12.

	10. Retirement or Disability of Participant. In case a Participant becomes totally and permanently disabled during a Performance Year, or retires from active employment after attaining age 55 during a Performance Year, the Committee may but need not grant the Participant an Award. Generally, if an Award is granted, it will be based on a pro rata portion of the Award.

	11. Termination of Employment. If the employment of a Participant with First Interstate is terminated prior to the approval of the Committee as specified in
Section 5(a) for reasons other than those specified in Sections 8, 9 or 10 hereof, the right to and the amount of an Award shall be forfeited.

	12. Termination and Modification. No Award shall be granted under the Plan after any date as of which the Plan shall have been terminated. The Board of
Directors of Bancorp or the Committee may at any time modify, terminate or from time to time suspend and, if suspended, may reinstate the provisions of this Plan, including
Table A. The Committee may consider but shall not be bound by suggestions of participating Subsidiaries in connection with its periodic amendment of relative weights set forth under Item II of Table A.

	13. Effect of Other Plans. Eligibility in or the receipt of any Award under the Plan shall not be affected by or affect any other compensation or benefit plans in effect for First Interstate; provided, however that the receipt of an Award under the Corporate Executive Incentive Plan in a Performance year shall preclude participation in any Award under this Plan for such year.

	14. No Employment Rights. Nothing contained in nor any action under the Plan will confer upon any individual any right to continue in the employment of
First Interstate and does not constitute any contract or agreement of employment or interfere in any way with the right of First Interstate to terminate any individual's employment.

	15. Withholding Tax. As required by law, federal, state or local taxes that are subject to the withholding of tax at the source shall be withheld by First
Interstate as necessary to satisfy such requirements.

	16. Effective Date. This Plan shall be effective as of January 1, 1996.
The Plan, including Table A, shall remain in effect as amended from time to time.

	17. Provisions Applicable in the Event of a Change in Control.

		(a) In the event of a "Change in Control" (as defined below), notwithstanding any provisions to the contrary in this Plan, the operation of this Plan shall be modified as set forth below in this Section 17. These modifications shall only apply with respect to Target Awards for the Performance Year in which a Change in
Control occurs.

		(b) Notwithstanding any provision to the contrary in this Plan, within ten (10) days after the Change in Control of Bancorp each Participant shall be paid
100% of his or her Target Award for the year in which the Change in Control occurs, based on the base pay rate then in effect.

		(c) A "Change in Control" of Bancorp means and shall be deemed to have occurred if and when any one of the following five events occurs: (i) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of securities of First Interstate
Bancorp representing 20% or more of the combined voting power of First Interstate
Bancorp's then outstanding securities; (ii) individuals who were members of the Board of Directors of First Interstate Bancorp immediately prior to a meeting of the stockholders of First Interstate Bancorp involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election; (iii) the stockholders of First Interstate Bancorp approve the dissolution or liquidation of First
Interstate Bancorp; (iv) the stockholders of First
Interstate Bancorp approve an
agreement to merge or consolidate, or otherwise organize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of First Interstate Bancorp (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate," as that term is used in the Securities Exchange Act of 1934 and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (v) the stockholders of First Interstate Bancorp approve the sale of substantially all of First
Interstate Bancorp's business and/or assets to a person or entity which is not a
Subsidiary.

		(d)     Any Participant shall be entitled to
refuse all or any portion of
any Target Award under this Plan if he or she determines that receipt of such payment may result in adverse tax consequences to him or her.
First Interstate Bancorp shall be
totally and permanently relieved of any obligation to pay any Award which a Participant explicitly so refuses in writing.

	18.     Provisions Applicable to Offsets for Split-
Dollar Life Insurance
Agreements.

		(a) Notwithstanding anything contained herein to the contrary, any benefits payable under this Plan shall be offset by the value of benefits received by the Participant under certain life insurance policies as set forth in this Section.
Participants in this Plan may own life insurance policies
(the "Policies") purchased on
their behalf by Bancorp ("the Company"). The ownership of these Policies by each
Participant is, however, subject to certain conditions (set forth in a "Split-Dollar Life
Insurance Agreement" between each Participant and Bancorp) and, if the Participant fails to meet the conditions set forth in the Split-Dollar
Life Insurance Agreement, the
Participant may lose certain rights under the Policy.

		(b) In the event that a Participant satisfies the conditions specified in
Section 4 or 5 of the Split-Dollar Life Insurance Agreement, so that the Participant or his or her beneficiary becomes entitled to benefits under one of those sections, the value of those benefits shall constitute an offset to any benefits otherwise payable under this
Plan. As the case may be, this offset (the "Offset Value") shall be equal to the value of benefits payable under the Split-Dollar Life Insurance Agreement and shall be determined as of the date that the Participant satisfies the conditions specified in Section
4 or 5 of the Split-Dollar Life Insurance Agreement, that is, the cash value of the Policy or, in the case of the Participant's death, the death benefit payable to the beneficiary under the Policy reduced by one times the Participant's annual base salary (maximum
$500,000) at the time of death. The Offset Value shall then be compared to the
Participant's deferred award (including interest accumulated on such award) under this
Plan, and such amounts shall be reduced, but not to less than zero, by the Offset Value.

		(c) If the Policy in subsection (a) is not on the life of the Participant and the insured dies prior to distribution of benefits under this Plan, then the value of the benefits received by the Participant under the Policy will offset the Participant's deferred award (including interest accumulated on such award) under this Plan. This offset ("Offset Value") shall be equal to the amount of death benefit payable to the
Participant and shall be determined as of the date of death of the insured. This Offset
Value shall then be compared to the Participant's deferred award (including interest accumulated on such award) under this Plan, and such amounts shall be reduced, but not to be less than zero, by the Offset Value.

		(d) Notwithstanding anything contained herein to the contrary, if, in addition to the benefits otherwise payable under this Plan, the Participant or his or her beneficiary is entitled to benefits under (i) the First Interstate Bancorp Annual Incentive
Compensation Plans, (ii) the First Interstate Bancorp Profit Improvement Plans, (iii) the
First Interstate Bancorp Management Incentive Plans, (iv) the Supplemental Employee
Savings Plan of First Interstate Bancorp, (v) the First Interstate Bancorp Excess Benefit
Retirement Plan, (vi) the First Interstate Bancorp Supplemental Executive Retirement
Plan; (vii) the First Interstate Supplemental Retirement Program or (viii) the First
Interstate Executive Incentive Plans, the "Offset Value" shall be applied to offset the benefits payable under this Plan and such plans in the following order:

	1.      The First Interstate Bancorp Excess Benefit
Retirement Plan;

	2.      The First Interstate Bancorp Supplemental
Executive
Retirement Plan;

	3.      The Supplemental Employee Savings Plan of First
Interstate
Bancorp;

	4.      The First Interstate Bancorp Management
Incentive Plans;

	5.      The First Interstate Bancorp Annual Incentive
Compensation
Plans;

	6.      The First Interstate Bancorp Profit Improvement
Plans.

	7.      The First Interstate Bancorp Corporate Executive
Incentive
Plan.

	8.      The First Interstate Bancorp Regional Executive
Incentive
Plan.

	9.      The First Interstate Bancorp Supplemental
Retirement
Program.

	19.     Dispute Resolution.

		(a)     If a Participant who has applied for
retirement under the
Retirement Plan for Employees of First Interstate Bancorp and Its Affiliates, or, in the case of the Participant's death, his or her beneficiary, disagrees with the Compensation
Committee of the Board of Directors of First Interstate Bancorp (the "Administrator") regarding the interpretation of this Plan, and if the Participant or his or her beneficiary has exhausted the claims review and appeal procedure under
Section 503 of the
Employee Retirement Income Security Act of 1974 with respect to his or her claim for benefits under this Plan, then the Participant or his or her beneficiary may, if he or she desires, submit any claim for benefits under this Plan or dispute regarding the interpretation of this Plan to arbitration; provided that, the request for arbitration must be brought within the time limit for bringing a judicial proceeding with respect to such claim for benefits, or if less, within one year after the Administrator's final denial of such claim for benefits. This right to select arbitration shall be solely that of Participant or his or her beneficiary and Participant or his or her beneficiary may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandato-ry on Participant or his or her beneficiary and Participant or his or her beneficiary may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Participant only he or she can use the arbitration procedure set forth in this section.

		(b) Any claim for arbitration may be filed in writing with an arbitrator of Participant's or beneficiary's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of Participant or his or her beneficiary submitting a list of five potential arbitrators to the Administrator.
Each of the five arbitrators must be either (1) a member of the National Academy of
Arbitrators located in the State of California or (2) a retired California Superior Court or
Appellate Court judge. Within one week after receipt of the list, the Administrator shall select one of the five arbitrators as the arbitrator for the dispute in question. If the
Administrator fails to select an arbitrator in a timely manner, Participant or his or her beneficiary shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

		(c)  The arbitration hearing shall be held
within seven days (or as soon
thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Participant or his or her beneficiary and the Administrator. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

		(d) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that Bancorp has violated the terms of this Plan, he or she shall order
Bancorp immediately to take the necessary steps to remedy such violation. The award of the arbitrator shall be final and binding upon the parties.
The award may be enforced in
any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both Bancorp and Participant agree that no appeal shall be taken by either party from any decision rendered in such action.

		(e) Solely for purposes of determining the allocation of the costs described in this Section 19(e), the Administrator will be considered the prevailing party in a dispute if the arbitrator determines (1) that Bancorp has not violated the terms of this Plan, and (2) the claim by Participant or his or her beneficiary was not made in good faith. Otherwise, Participant or his or her beneficiary will be considered the prevailing party. In the event that Bancorp is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by Bancorp) including stenographic reporter, if employed, shall be paid by the other party. In the event that Participant or his or her beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by Participant or his or her beneficiary in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by
Bancorp.



		IN WITNESS WHEREOF, Bancorp hereby adopts this
Restatement as
of January 1, 1996.


						FIRST INTERSTATE
BANCORP


						By
___________________________


	TABLE A

	1994 MANAGEMENT INCENTIVE PLAN



I.      Target Award Percentage
		Participant Level               Target Award
Percentage
							(the exact
percentage to be
selected by the Administrator)
	Level A   60%   to    75%
	Level B        37.5%   to    60%
	Level C 25%   to    50%
	Level D 15%   to    30%

II.     Relative Performance Weights

	Level A         -       [100% for Bancorp employees
					40% Bancorp/60% Subsidiary for
other
employees]

	Level B         -       [100% for Bancorp employees
25%
Bancorp/75% Subsidiary for other employees]

	Levels C & D    -       [100% for Bancorp employees
10%
Bancorp/90% Subsidiary for other employees]


III.    Actual Award Percentage

	For any individual Participant, a percentage no less
than 0% and no more than
150% of his or her Target Award.
	Level A:        Bancorp Managing Committee (excluding
				Chief Executive Officer and
President)

		Level B:        Regional Managing Committee

		Levels C & D:  Other Participants









W011096A.A00    -7-


G020695.A00     -16-